UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2013

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PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Parkway Properties, Inc. (the “Company”) held a Special Meeting of Stockholders on December 17, 2013 (the “Special Meeting”) at which the stockholders approved (i) that certain Agreement and Plan of Merger, dated September 4, 2013, by and among the Company, Parkway Properties LP, a Delaware limited partnership (“Parkway LP”), PKY Masters LP, a Delaware limited partnership and a wholly owned subsidiary of Parkway LP, Thomas Properties Group, Inc., a Delaware corporation (“TPGI”), and Thomas Properties Group, L.P., a Maryland limited partnership (the “Merger Agreement”), and the transactions contemplated thereby, including the issuance of the Company’s common stock and limited voting stock to TPGI’s stockholders in connection with the merger transactions, and (ii) an amendment to the Company’s Articles of Incorporation, as amended, to increase the total number of authorized shares of capital stock from 150,000,000 to 250,000,000 (the “Charter Amendment”). The final voting results with respect to each proposal voted upon at the Special Meeting are set forth below.

The results of the vote to approve the Merger Agreement were as follows:

For	Against	Abstentions	Broker Non-Votes
61,846,946	15,025	57,958	—

The results of the vote to approve the Charter Amendment were as follows:

For	Against	Abstentions	Broker Non-Votes
61,477,297	434,983	7,649	—

Item 8.01 Other Events.

On December 17, 2013, the Company issued a press release announcing the results of the Special Meeting. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
Exhibit 99.1	Press Release dated December 17, 2013

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 17, 2013

PARKWAY PROPERTIES, INC.

By: /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 99.1	Press Release dated December 17, 2013